Exhibit 4(s)

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

                        SANDBOX ENTERTAINMENT CORPORATION

               JULY 1997 CONVERTIBLE SUBORDINATED PROMISSORY NOTE
               --------------------------------------------------

July 25, 1997                                                         $_________

         For value received, subject to the terms and conditions of this Note, Sandbox Entertainment Corporation, a Delaware corporation (the "Company"), hereby promises to pay to the order of ___________________________, whose address is __________________________ _________________________, or its
permitted assigns (the "Holder") the principal sum of ____________________ Dollars ($_______) plus simple interest accrued on unpaid principal from the date hereof until paid (or converted, as provided in Section 2) at the rate of ten percent (10%) per annum, or, at Holder's option to convert such amount into equity securities of the Company as provided in Section 2 hereof. Subject to the terms and conditions of this Note, the unpaid principal amount of this Note and the unpaid interest accrued thereon shall be payable in full at the principal office of the Company one year following the date hereof.

         The following is a statement of the rights of the holder of this Note and the terms and conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, agrees:

         1. Definitions. Unless the context otherwise requires, as used in this Note, the following terms shall have the following meanings:

                  1.1 "Aggregate Loan Amount" shall mean the aggregate principal face amount of all the Notes.

                  1.2  "Aggregate  Outstanding   Indebtedness"  shall  mean  the
aggregate unpaid principal under all the Notes at the time in question.

                  1.3 "Company" includes any corporation or other entity that shall succeed to or assume the obligations of the Company under this Note.

                  1.4 "Conversion Price" shall respectively mean the Series A Conversion Price or the New Series Conversion Price.

                  1.5 "Conversion Stock" shall mean Series A Conversion Stock or the New Series Conversion Stock.

                  1.6 "Equity Financing" shall mean the issuance of any equity securities of the Company in an equity financing or series of related equity financings for which the aggregate gross proceeds total at least One Million Five Hundred Thousand Dollars ($1,500,000) (excluding the Aggregate Loan Amount and any additional amounts raised from any of the initial Noteholders as part of such Equity Financing).

                  1.7 "Notes" means the series of July 1997 Promissory Notes of the Company (of which this Note is one) having terms and conditions (but not principal amounts) identical to this Note.

                  1.8 "Noteholder," "Holder," or similar terms, when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

                  1.9 "New Series Conversion Stock" shall mean the class or series of the Company's capital stock that is sold by the Company in the Equity Financing.

                  1.10 "New Series Conversion Price" shall mean an amount equal to the price per share at which the Company issues shares of such capital stock in the Equity Financing.

                  1.11 "Sale of the Company" shall mean (a) any merger, consolidation, or other corporate reorganization in which the shareholders of the Company immediately prior to the transaction do not own a majority of the outstanding shares of the surviving corporation, or (b) any transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred or in which all or substantially all of the assets of the Company are sold.

                  1.12 "Senior Indebtedness" shall mean the principal of and unpaid accrued interest on: (i) all indebtedness of the Company to commercial banks or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company now or hereafter (whether or not secured), and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

                  1.13 "Series A Conversion Price" shall mean $0.80 price per share.

                  1.14 "Series A Conversion Stock" shall mean the Series A Preferred Stock of the Company.

         2. Conversion.

                  2.1 Upon an Equity Financing. If prior to the closing of the Equity Financing within one hundred eighty (180) days from the date hereof (a) the Company has not paid the entire unpaid principal amount of this Note and all interest accrued thereon and (b) a conversion has not occurred pursuant to this
Section 2 with respect to the entire unpaid principal amount of this Note and all interest accrued thereon, then upon the closing of the Equity Financing, the entire unpaid principal amount of this Note shall automatically be converted into shares of New Series Conversion Stock at the New Series Conversion Price, and the Company shall pay any accrued, but unpaid interest. The Company shall provide the Holder with twenty (20) days prior written notice of the occurrence of an Equity Financing and the proposed terms thereof. Noteholder agrees to execute and deliver to the Company, at the closing of the Equity Financing, any and all documents with respect to such Equity Financing required to be signed by investors in such Equity Financing ("Financing Documents"). Noteholder shall not be entitled to receive any stock certificate representing shares of New Series Conversion Stock to be issued upon conversion of this Note until this Note is surrendered to the Company for cancellation and all relevant Financing Documents have been duly executed by Noteholder and delivered to the Company.

                  2.2 Upon a Sale of the Company, Prepayment or After 180 Days. From and after the one hundred and eightieth (180th) day following the date hereof, immediately upon a Sale of the Company, or in the event Maker provides Holder with written notification of Maker's intent to prepay this Note, Holder shall have the option to convert the unpaid principal amount of this Note into shares of Series A Conversion Stock at the Series A Conversion Price pursuant to the form of Notice of Conversion attached hereto as Exhibit I. Noteholder shall not be entitled to receive any stock certificate representing such Series A Conversion Stock until this Note is surrendered to the Company for cancellation.

         3. Issuance of Conversion Stock. As soon as practicable after conversion of this Note into the applicable Conversion Stock as provided herein, payment of any accrued but unpaid interest, and the surrender of this Note to the Company at its principal office, the Company, at its expense, will cause to be issued in the name of and delivered to the holder of this Note, a stock certificate or certificates for the number of shares of Conversion Stock to which the holder of this Note shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company). If on any conversion of this Note a fraction of a share results, then the Company will pay the Noteholder the cash value of that fractional share, calculated on the basis of the applicable Conversion Price.

         4. Fully Paid Shares. All shares of Conversion Stock issued upon the conversion of this Note shall be validly issued, fully paid and non-assessable.

         5. Subordination. The indebtedness evidenced by this Note (but not Holder's conversion rights) is hereby expressly subordinated, to the extent and in the manner hereinafter set forth herein, in right of payment to the prior payment in full of all the Company's Senior Indebtedness.

                  5.1 Default on Senior Indebtedness. Upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), dissolution, liquidation or other marshaling of the assets and liabilities of the Company (i) no amount shall be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until any defaults on the Senior Indebtedness have been cured or waived or shall have ceased to exist and principal and interest on such obligations has ben paid current, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder which shall assert any right to receive any payments in respect of principal or interest on this Note except in the event that any defaults on the Senior Indebtedness have been cured or waived or shall have ceased to exist. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which it is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note without the approval of the holders of the Senior Indebtedness.

                  5.2 Undertaking. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 5.

         6. No Rights or Liabilities as Stockholder. This Note does not by itself entitle the Noteholder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the holder shall cause such holder to be a stockholder of the Company for any purpose.

         7. No Impairment. The Company will not willfully avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Noteholder against impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Conversion Stock upon any conversion of this Note.

         8. Prepayment. The Company may at any time, without penalty, prepay in whole or in part the principal amount, and/or any accrued interest outstanding under this Note, provided that Maker shall first have given Holder at least 5 days prior written notice of Maker's intent to prepay, and Holder has not exercised its conversion right under Section 2.2. Any prepaying shall be applied first to unpaid accrued interest until all such interest has been paid, and then to unpaid principal. Any prepaying of this Note shall be made pro rata among all holders of outstanding Notes according to the original principal face amount of each such holder's Note.

         9. Event of Default. The principal amount due hereunder together with all accrued interest to date will accelerate and become due if an Event of Default (as hereinafter defined) occurs. An "Event of Default" shall exist under this Note if the Company: (i) petitions or applies to any tribunal for or consents to the appointment of a receiver, (ii) admits in writing its inability to pay the debts as they mature, (iii) makes a general assignment for the benefit of its creditors, (iv) is adjudicated bankrupt or insolvent, or (v) files voluntarily or has filed against it a petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute.

         10. Restrictions on Transfer. Noteholder acknowledges that this Note and the Conversion Stock issuable upon its conversion have not been registered or qualified under federal or state securities laws. Accordingly, the representations and warranties to be made by Noteholder in the July 1997 Bridge Note and Warrant Purchase Agreement, or similar agreement, to which the Company and the original Noteholder will become parties (the "Purchase Agreement") shall be deemed included herein and shall pertain to this Note and the Conversion Stock issuable hereunder as though fully set forth herein. By acceptance of this Note, the registered holder represents that the registered holder is purchasing this Note for its own account and not with a view to, or for sale in connection with, any distribution of this Note or the securities issuable upon conversion of this Note.

         11. Amendment; Waiver. Any term of this Note may be amended, and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only by the written consent of the Company and the holders of Notes representing fifty-one percent (51%) of the Aggregate Outstanding Indebtedness. Any amendment or waiver effected in accordance with the previous sentence shall be binding upon each holder (whether or not such holder consented to such amendment or waiver) and each future holder or transferee of the Note and the Company.

         12. Assignment. This Note may be assigned by the holder only with the Company's prior written consent, only in compliance with the provisions of the Purchase Agreement, and only if the assignee of this Note acknowledges in writing to the Company that it is bound by all the terms and conditions of this Note; provided that this Note may be assigned without such consent if assigned or transferred to a Noteholder's general or limited partners.

         13. Headings; References. The headings in this Note are for purposes of convenience of reference only, and shall not be deemed to constitute a part of this Note. Unless otherwise expressly noted, all references to Sections in this Note refer to Sections of this Note.

         14. Registration Rights. The Company and Noteholder agree that the Conversion Shares issuable pursuant this Note shall be deemed to be "Shares" under that certain Investor Rights Agreement dated as of February 13, 1996 (the "Investor Rights Agreement") among the Company and certain Investors (as defined therein) and that the Conversion Shares shall be entitled to all the rights and subject to all of the restrictions as Shares under the Investor Rights Agreement. Pursuant to a Consent and Waiver, the Investors shall have agreed prior to the execution of this Note to the inclusion of the Conversion Shares as "Shares" under the Investor Rights Agreement.

         15. Notices. Any notice or other document required or permitted to be given or delivered to Noteholder shall be delivered at, or sent by certified or registered mail to, Noteholder at the address written on the first page of the Purchase Agreement, or to such other address as shall have been furnished to Company in writing by Noteholder. Any notice or other document required or permitted to be given or delivered to Company shall be delivered at or sent by registered or certified mail to, Company at 2231 East Camelback Road, Suite 324, Phoenix, AZ 85016, or to such other address as shall have been furnished in writing to Noteholder by Company. Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

         16. Law Governing. This Note shall be construed and enforced in accordance with, and governed by, the internal laws of the State of Arizona, excluding the body of law applicable to conflicts of law.

         17. Attorneys' Fees; Waiver of Presentment. The Company promises to pay the holder hereof, without demand, all reasonable attorneys fees, costs and other expenses incurred by such holder in enforcing any provision of this Note and hereby waives presentment, notice of nonpayment, notice of dishonor, protest, demand and diligence.

         18. Terms Binding. By acceptance of this Note, the holder of this Note (and each subsequent holder of this Note) accepts and agrees to be bound by all the terms and conditions of this Note.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name the date first written above.

                                               SANDBOX ENTERTAINMENT CORPORATION


                                               By: ___________________________

                                               Name:__________________________
                                               Title:_________________________

                                    EXHIBIT I
                          FORM OF NOTICE OF CONVERSION

     [To be signed only upon conversion of the Note pursuant to Section 2.2]

               TO BE EXECUTED BY THE REGISTERED HOLDER TO CONVERT
          THE WITHIN JULY 1997 CONVERTIBLE SUBORDINATED PROMISSORY NOTE

         1. The undersigned hereby exercises the right to purchase _______ shares of Series A Preferred Stock that the undersigned is entitled to purchase by the terms of the within July 1997 Convertible Subordinated Promissory Note according to the conditions thereof, and herewith makes payment of $0.80 per share for each share of Series A Preferred Stock by surrendering the Note for conversion and cancellation. All shares to be issued pursuant hereto shall be issued in the name of and the initial address of such person to be entered on the books of the Company shall be:

_______________________________________________________________________________.

The shares are to be issued in certificates of the following denominations:

_______________________________________________________________________________.

         2. The undersigned hereby represents that the shares of the Company's Series A Preferred Stock to be delivered to it pursuant to the above-mentioned exercise of the Warrant are being acquired by the undersigned as an investment and not with a view to, or for sale in connection with, the distribution of any such shares. The undersigned agrees to indemnify the Company and its subsidiaries, together with their officers and directors, for any liabilities, losses, damages and expenses (including reasonable attorney fees) arising from or in connection with any disposition of the shares hereby being acquired, or any interest therein, in violation of applicable securities laws or regulations. The undersigned further represents that the undersigned has been given access to all information requested by the undersigned to allow the undersigned to make a decision as to the advisability of an investment in the Company's stock and the value of such stock, and that undersigned has the skill and experience necessary to make such decision.



________________________________
[Type Name of Holder]


By:    _________________________
Title: _________________________
Date:  _________________________

Schedule to Exhibit 4(s) - Form of July 1997 Convertible Subordinated Promissory Note.

List of Holders and Principal Amounts of Promissory Notes:

List of Purchasers and Number of Series A Preferred Shares:

         Wasatch Venture Corporation        -    $100,000
         Newtek Ventures II, L.P.           -     $60,000
         Sundance Venture Partners, L.P.    -    $100,000
         Wayne Sorensen                     -     $10,000